UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): July 14, 2017

 Commission File Number 0-17071

FIRST MERCHANTS CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA	35-1544218
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

200 East Jackson Street
P.O. Box 792
Muncie, IN 47305-2814
(Address of principal executive offices, including zip code)

(765) 747-1500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.     Other Events.
Pursuant to the Agreement and Plan of Reorganization and Merger entered into by and between First Merchants Corporation (“First Merchants”) and Independent Alliance Banks, Inc. (“IALB”) on February 17, 2017 (the “Merger Agreement”), First Merchants filed Articles of Merger with the Secretary of State of Indiana to complete its previously announced acquisition of IALB through the merger of IALB with and into First Merchants (the “Merger”), effective as of 5:00 p.m. (Eastern) on July 14, 2017.
As of the effective time of the Merger, each share of outstanding IALB common stock was converted into the right to receive 1.6530 shares of First Merchants common stock.
Immediately following the Merger, iAB Financial Bank, a wholly-owned subsidiary of IALB, merged with and into First Merchants Bank, a wholly-owned subsidiary of First Merchants, with First Merchants Bank surviving the merger and continuing its corporate existence.
The foregoing description of the mergers does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.     Description of Exhibit.

2.1
Agreement and Plan of Reorganization and Merger by and between First Merchants Corporation and Independent Alliance Banks, Inc., dated as of February 17, 2017 (attached as Exhibit 2.1 to First Merchants Corporation’s Form 8-K filed on February 17, 2017 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Merchants Corporation
(Registrant)

By: /s/ Mark K. Hardwick
Mark K. Hardwick
Executive Vice President, Chief Operating Officer and
Chief Financial Officer
(Principal Financial and Principal Accounting Officer)

Dated: July 14, 2017